Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-289610) and the Registration Statements on Form S-8 (Nos. 333-34898, 333-34900, 333-34902, 333-76022, 333-123515, 333-159498, 333-208060, 333-231806, 333-237879, 333-256300, 333-265079, and 333-287318) of QuickLogic Corporation and Subsidiaries of our report dated March 27, 2026, relating to the consolidated financial statements of QuickLogic Corporation and Subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 28, 2025.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

March 27, 2026